                                                                     EXHIBIT 3


                              UNDERTAKING TO REPAY

          WHEREAS, the undersigned Director has previously entered into an Indemnification Agreement with Wallace Computer Services, Inc. (the "Company"), which provides for the advancement of any and all defense costs (including attorneys' fees) in investigating, defending or otherwise contesting any claim made against the Director with respect to, INTER ALIA, any alleged act or omission by him as a director of the Company, PROVIDED that the Director gives the Company a written undertaking to repay any and all such advances if and to the extent it is ultimately determined that the Director is not entitled to indemnification with respect to such claim; and

          WHEREAS, the undersigned Director has been named as a defendant in the following actions (the "Actions"), which Actions allege acts or omissions by him as a director of the Company:

     1) MOORE CORPORATION LIMITED AND FRDK, INC. v. WALLACE COMPUTER SERVICES, INC., ROBERT J. CRONIN, THEODORE DIMITRIOU, FRED F. CANNING, WILLIAM
          N. LANE, III, NEELE E. STEARNS, JR., R. DARRELL EWERS, RICHARD F. DOYLE AND WILLIAM E. OLSEN, C.A. No. 95-472 (D. Del.);

     2) BERNARD KOFF v. THEODORE DIMITRIOU, FRED CANNING, WILLIAM N. LANE, NEELE E. STEARNS, JR., ROBERT J. CRONIN, DARRELL R. EWERS, RICHARD F. DOYLE, WILLIAM E. OLSEN, AND WALLACE COMPUTER SERVICES, INC., C.A. No. 14448 (Del. Chan. Ct.);

     3) KITTY LAPERRIERE v. WALLACE COMPUTER SERVICES INC., THEODORE DIMITRIOU AND ROBERT J. CRONIN, C.A. No. 14449 (Del. Chan. Ct.); and

     4) ROBIN K. PITTMAN v. THEODORE DIMITRIOU, FRED F. CANNING, WILLIAM N. LANE, III, NEELE E. STEARNS, JR., ROBERT J. CRONIN, DARRELL R. EWERS, RICHARD F. DOYLE,

          WILLIAM E. OLSEN, AND WALLACE COMPUTER SERVICES, INC., C.A. No. 14454 (Del. Chan. Ct.).

     NOW, THEREFORE, pursuant to the Company's agreement to advance all costs and expenses (including attorneys' fees) in investigating, defending or otherwise contesting the foregoing Actions, the undersigned Director hereby undertakes to repay all such advances if and to the extent it is ultimately determined that I am not entitled to indemnification with respect to such Actions.



                                   ______________________________


Dated August __, 1995

                              UNDERTAKING TO REPAY

          WHEREAS, the undersigned Director has previously entered into an Indemnification Agreement with Wallace Computer Services, Inc. (the "Company"), which provides for the advancement of any and all defense costs (including attorneys' fees) in investigating, defending or otherwise contesting any claim made against the Director with respect to, INTER ALIA, any alleged act or omission by him as a director of the Company, PROVIDED that the Director gives the Company a written undertaking to repay any and all such advances if and to the extent it is ultimately determined that the Director is not entitled to indemnification with respect to such claim; and

          WHEREAS, the undersigned Director has been named as a defendant in the following actions (the "Actions"), which Actions allege acts or omissions by him as a director of the Company:

     1) MOORE CORPORATION LIMITED AND FRDK, INC. v. WALLACE COMPUTER SERVICES, INC., ROBERT J. CRONIN, THEODORE DIMITRIOU, FRED F. CANNING, WILLIAM
          N. LANE, III, NEELE E. STEARNS, JR., R. DARRELL EWERS, RICHARD F. DOYLE AND WILLIAM E. OLSEN, C.A. No. 95-472 (D. Del.);

     2) BERNARD KOFF v. THEODORE DIMITRIOU, FRED CANNING, WILLIAM N. LANE, NEELE E. STEARNS, JR., ROBERT J. CRONIN, DARRELL R. EWERS, RICHARD F. DOYLE, WILLIAM E. OLSEN, AND WALLACE COMPUTER SERVICES, INC., C.A. No. 14448 (Del. Chan. Ct.); and

     3) ROBIN K. PITTMAN v. THEODORE DIMITRIOU, FRED F. CANNING, WILLIAM N. LANE, III, NEELE E. STEARNS, JR., ROBERT J. CRONIN, DARRELL R. EWERS, RICHARD F. DOYLE, WILLIAM E. OLSEN, AND WALLACE COMPUTER SERVICES, INC., C.A. No. 14454 (Del. Chan. Ct.).

     NOW, THEREFORE, pursuant to the Company's agreement to advance all costs and expenses (including attorneys' fees) in investigating, defending or otherwise contesting the foregoing Actions, the undersigned Director hereby undertakes to repay all such advances if and to the extent it is ultimately determined that I am not entitled to indemnification with respect to such Actions.


                                   ______________________________


Dated August __, 1995